EXHIBIT 99.2

Dated 27 May 2005

(1) Optimal Group Inc

(2) FireOne Group Plc

(3) Numis Securities Limited

TAX DEED

relating to

FireOne Group Plc

CONTENTS

Clause	Page

1.	Definitions and interpretation
2.	Covenants
3.	Exclusions and limitations
4.	Withholdings and deductions
5.	Payments received by the Nominated Adviser or a Group Company
6.	Conduct of claims
7.	Tax computations
8.	Amount of a Liability to Taxation
9.	Due date for payment
10.	General
11.	Notices and service of proceedings
12.	Applicable law and jurisdiction
13.	Assignment

The Schedule

Part I	Covenantor
Part II	The Company
Part III	Nominated Adviser
Part IV	Subsidiaries

THIS TAX DEED is made on	2005

BETWEEN:

(1)	OPTIMAL GROUP INC, which is incorporated in Canada, and whose details are set out in Part I of the Schedule (the "Covenantor");

(2)	FIREONE GROUP PLC, who is registered in Ireland and whose details are set out in Part II of the Schedule (the "Company"); and

(2)	NUMIS SECURITIES LIMITED, whose details are set out in Part III of the Schedule (the "Nominated Adviser").

WHEREAS:

This Deed is entered into by the parties pursuant to and supplements the Agreement.

THIS DEED WITNESSES as follows:

1.	Definitions and interpretation

1.1	The following words and expressions where used in this Deed have the meanings given to them below:

Agreement	the placing agreement dated as of the date hereof between the Covenantor (1), the Nominated Adviser (2) the Executive Directors (as therein defined) (3) and the Company (4).

Business Day	a day other than (i) Saturday, (ii) Sunday, or (iii) a day on which banks are authorised to close in London or Montreal.

Controlling Directors	the meaning attributed to that term in section 190(13) TCGA 1992.

Event

includes any event, transaction, act, occurrence, or omission of whatever nature, the acquisition, disposal or realisation of any asset, the making of any claim relevant for Taxation purposes, and Admission.

Group Company	the Company or any of the Subsidiaries.

ICTA 1988	the Income and Corporation Taxes Act 1988.

Profits	includes income, profits, gains (including capital gains) or the value of supplies and any other consideration, value or receipts used or charged for taxation purposes.

Relief	any relief, exemption, allowance, set-off, deduction or credit relevant to the computation of any liability to make a payment of or relating to Taxation.

Subsidiaries	the companies whose details are set out in Part IV of the Schedule.

Taxation

all taxes, duties, charges, levies, stamp duties, imposts, withholdings or amounts in the nature thereof, whenever and by whatever authority imposed and whether of the United Kingdom, Ireland, Canada, Bermuda or elsewhere, irrespective of the person against or to which any such taxes, duties, charges, levies, imposts, withholdings or amounts in the nature thereof are directly or primarily chargeable, together with all interest, fines, penalties, surcharges and charges incidental or relating to the imposing of any of such taxes, duties, charges, levies, imposts, withholdings or amounts in the nature thereof.

Taxation Authority	any taxation or other authority (whether within or outside Ireland, Canada, Bermuda or the United Kingdom) which seeks to determine liability for and/or administers Taxation.

TCGA 1992	Taxation of Chargeable Gains Act 1992.

1.2	In this Deed:

1.2.1	A reference to "Liability to Taxation" includes any of the following:

(a)	a liability to make a payment of or relating to Taxation (an "A Liability"); and

(b)

the application of all or part of any Relief in computing either Profits earned, accrued or received on or before Admission or Taxation arising in respect of any Event on or before Admission in circumstances where the Relief was not available before Admission but arises in respect of

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any Event occurring or period ending after Admission and where but for such application a Group Company would have been liable to make a payment of or relating to Taxation in respect of which the Nominated Adviser would have been able to make a claim under this Deed (a "B Liability").

1.2.2	A reference to a "Tax Assessment" means any notice, demand, assessment, return, accounts, letter or other document or action taken indicating that:

(a)	a Group Company is or may be placed under a liability to make a payment of or in respect of Taxation; or

(b)	any Relief or right to repayment of Taxation of or surrendered to a Group Company is or may be (whether in whole or in part) set-off or applied in computing Profits or Taxation in respect of which a claim may be made under this Deed.

1.2.3	References to Profits earned, accrued or received include Profits deemed to have been or treated as earned, accrued or received for taxation purposes.

1.2.4

References to Profits being earned, accrued or received on or before a particular date or in respect of a particular period shall include Profits deemed for taxation purposes to have been earned, accrued or received on or before that date or in respect of that period.

1.2.5	References to any payment, dividend or distribution shall include anything which is deemed to be a payment, dividend or distribution for taxation purposes.

1.2.6	References to any payment, dividend or distribution paid or made on or before a particular date shall include:

(a)	any payment, dividend or distribution which on or before that date has fallen due to be made; and

(b)	any Event which has occurred on or before that date and which is deemed to be a payment, dividend or distribution.

1.2.7

References to something being deemed or treated "for taxation purposes" in a certain way shall mean that for the purposes of any applicable legislation or decided case law relating to or having reference to Taxation such things are deemed or treated in the way described.

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1.2.8

References to clauses and the Schedule are (unless otherwise stated) to clauses of and the Schedule to this Deed. Headings are for convenience only and shall not affect the construction or interpretation of this Deed.

1.2.9

General words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words and defined terms shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

1.2.10

References to any statute or statutory provision shall be construed so as to include firstly a reference to such statute or statutory provision as in force at the date of this Deed and as respectively re-enacted or consolidated, and secondly a reference to any statute or statutory provision of which such statute or statutory provision is a re-enactment or consolidation.

1.2.11

References to statutes or statutory provisions in the United Kingdom shall be construed so as to include a reference to any Irish, Canadian or other applicable legislative provision of a similar nature.

1.2.12	References to a "person" shall include references to any person, unincorporated association, body of persons, partnership, trust or company.

1.2.13	The terms "Admission", "Admission Document" and "Reorganisation" shall have the meanings attributed to them in the Agreement.

2.	Covenants

2.1

Subject to the exclusions and limitations in clause 3, the Covenantor hereby covenants with the Nominated Adviser and as a separate covenant with the Company (acting for itself and as trustee for the Subsidiaries) to pay to the Company the amount of any Liability to Taxation suffered by a Group Company resulting from or in respect of:

2.1.1	any Event occurring or deemed, for taxation purposes, to have occurred on or before Admission; or

2.1.2	any Profits earned, accrued or received in respect of any period ending on or before Admission.

2.2

Without prejudice to the generality of clause 2.1 and subject to the exclusions and limitations in clause 3, the Covenantor hereby covenants with the Nominated Adviser and as a separate covenant with the Company (acting for itself and as trustee for the Subsidiaries) to pay to the Company the amount of any Liability to Taxation suffered by a Group Company resulting from or in respect of the Reorganisation.

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2.4

Without prejudice to the generality of clause 2.1 and subject to the exclusions and limitations in clause 3, the Covenantor hereby covenants with the Nominated Adviser and as a separate covenant with the Company (acting for itself and as trustee for the Subsidiaries) to pay to the Company:

2.4.1

the amount of any Liability to Taxation suffered by a Group Company resulting from or in respect of any of the following occurring or being deemed to occur at any time whether before or after Admission:

(a)	a chargeable gain accruing to any Vendor Company; or

(c)	any Vendor Company ceasing to be resident in its jurisdiction of incorporation for taxation purposes; or

(d)	the failure by any Vendor Company (or any Controlling Directors thereof) to discharge any liability for Taxation within any prescribed or specific period or otherwise;

and, for the purposes of this clause 2.4.1, the term "Vendor Company" shall mean the Covenantor and any company (other than a Group Company, the Nominated Adviser, or a company which was at the relevant time a member of the same group of companies as the Nominated Adviser), that may be treated as being, or as having at any time been, associated with the Covenantor, a Group Company, or any company which is or has been associated with them. Without prejudice to the generality of the foregoing, a company (the first company) shall be treated as associated with another company (the second company) if both companies are in the same group or are otherwise associated for any taxation purposes, or if any tax unpaid by the first company could fall to be assessed upon the second company pursuant to section 767A or section 767AA ICTA 1988, or if both companies are parties to a group payment arrangement under section 36 Finance Act 1998.

2.6

Subject to the exclusions and limitations in clause 3, the Covenantor hereby covenants with the Nominated Adviser and as a separate covenant with the Company (acting for itself and as trustee for the Subsidiaries) to pay to the Nominated Advisor or the Company the amount of all costs and expenses reasonably incurred or payable by the Nominated Adviser or a Group Company respectively in connection with any matter for which a claim may be made by the Nominated Adviser or the Company under this Deed.

3.	Exclusions and Limitations

3.1	The covenants in clause 2 shall not apply to any liability under that clause to the extent that:

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3.1.1	the amount of that liability arises or is increased as a result only of any change in the law (including an increase in the rates of Taxation) occurring after Admission with retrospective effect; or

3.1.2	an amount in respect of that liability has been recovered pursuant to the warranties and obligations contained in the Agreement or has already been recovered under this Deed; or

3.1.3

the liability in question is in respect of interest, fines, penalties, surcharges and/or charges and arising as a result of a Group Company failing to make payment of the amount of underlying Taxation by the due date, other than by reason of not having been paid by the Covenantor; or

3.1.4

the liability in question arises or is increased as a result of a change after Admission in the accounting or Taxation policies of a Group Company which is required to comply with a change in law or generally accepted accounting principles in the relevant jurisdiction; or

3.1.5

the liability in question is in respect of Profits of a Group Company made in the ordinary course of business during the period from the time of completion of the Reorganisation up to the time of Admission.

3.2

Notwithstanding anything in this Deed to the contrary, the Covenantor shall not be liable for any claim or claims under this Deed in respect of a Liability to Taxation which is or may be assessed on a Group Company unless written particulars thereof giving reasonable details of the specific matters in respect of which any such claim is made shall have been given to the Covenantor no later than six months after the end of any period within which a Taxation Authority or other person is entitled to issue, make or give a Tax Assessment relating to the liability giving rise to the claim in question.

3.3

The Company shall not be entitled to enforce the provisions of Clause 2 of this Deed unless it has obtained the prior written consent of the Nominated Adviser to do so, such consent not to be unreasonably withheld or delayed.

4.	Withholdings and deductions

4.1

All sums payable by the Covenantor under this Deed shall be paid free and clear of all deductions or withholdings whatsoever save only as may be required by law. If any such deductions or withholdings are required by law the Covenantor shall pay such sum as will, after such deduction or withholding has been made, leave the amount which would have been received in the absence of any such requirement to make a deduction or withholding.

4.2	In the event that any sum paid as a result of the obligations contained in this Deed is or will be subject to Taxation the Covenantor shall pay such sum as will, after payment of the Taxation

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so charged, leave a sum equal to the amount that would otherwise be payable under any such obligation.

5.	PAYMENTS RECEIVED BY THE NOMINATED ADVISER OR A GROUP COMPANY

5.1	If any payment is made by the Covenantor in full discharge of a liability which has arisen under this Deed in respect of a Liability to Taxation then:

5.1.1

if the Nominated Adviser or the relevant Group Company, as the case may be, subsequently receives from any person other than the Nominated Adviser, a Group Company or any person connected with any of them for taxation purposes a payment or credit in respect of the Taxation in question (such payment or credit being received by virtue of a legal right), the payment or credit shall be dealt with in accordance with clause 5.2; or

5.1.2

if the Nominated Adviser or a Group Company is entitled to a payment or credit in respect of the Taxation in question from any person other than the Nominated Adviser, a Group Company or any person connected with any of them for taxation purposes or at some subsequent date becomes entitled to such payment or credit, then the Nominated Adviser shall promptly notify the Covenantor of the entitlement and shall, if so required by the Covenantor and at the Covenantor's sole expense, take or procure that the relevant Group Company shall take all appropriate steps to enforce that entitlement (keeping the Covenantor fully informed of the progress of any action taken) and any payment or credit received shall be dealt with in accordance with clause 5.2.

5.2	Where it is provided under clause 5.1 that a payment or credit is to be dealt with in accordance with this clause:

5.2.1

in the case of a payment, the Company shall, within five Business Days of receipt, pay to the Covenantor the amount of the payment received less any Taxation payable by the Nominated Adviser or any Group Company in respect of the amount received and less any reasonable out-of-pocket costs, charges and expenses of recovery (save where they have already been made good under Clause 5.1.2);

5.2.2

in the case of a credit, the Company shall, within five Business Days of the date on which Taxation would otherwise have been payable had such credit not been available, pay to the Covenantor an amount equal to the amount of such Taxation less any reasonable out-of-pocket costs, charges and expenses associated with obtaining the benefit of that credit (save where they have already been made good under Clause 5.1.2);

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subject to a maximum of the payment referred to in clause 5.1 made by the Covenantor under this Deed.

6.	Conduct of claims

6.1

If a Group Company becomes aware of a Tax Assessment relevant for the purposes of this Deed, the Company shall as soon as is reasonably practicable (and in any event within fifteen Business Days of becoming so aware) notify the Covenantor in writing but so that the giving of such notice shall not be a condition precedent to the liability of the Covenantor and provided further that there shall be no such obligation on the Company if the Tax Assessment has come to the attention of the Covenantor.

6.2

Subject to clause 6.3, if the Covenantor so directs in writing and on it providing proper indemnities in respect of all reasonable and proper costs and expenses to be incurred, the conduct of a Tax Assessment shall be delegated to the Covenantor and:

6.2.1	the Company and the Nominated Adviser shall be kept fully informed of all relevant matters and shall be sent copies of all relevant correspondence;

6.2.2

all communications (written or otherwise) pertaining to the dispute which are to be transmitted to the relevant Taxation Authority or other statutory or governmental authority or body whatsoever shall first be submitted to the Nominated Adviser and the Company for approval whenever reasonably practicable and shall only be fully transmitted if such approval is given, such approval not to be unreasonably withheld or delayed;

6.2.3

the Company and the Nominated Adviser shall render or cause to be rendered to the Covenantor all such assistance as it may reasonably require in disputing the Tax Assessment and shall instruct or procure the instruction of such solicitors or other professional advisers as the Covenantor may nominate (subject to clause 6.3) to act on behalf of any relevant Group Company but in accordance with the Covenantor’s instructions

6.3

If, in any respect with regard to any Tax Assessment which is the subject of a dispute, the Nominated Adviser has reasonable grounds to believe that the Covenantor or any Group Company whilst it was under the control of the Covenantor has committed acts or omissions which may constitute fraud then clause 6.2 shall not take effect.

7.	TAX COMPUTATIONS

7.1

The Company and the Subsidiaries shall or shall procure that its or their agents prepare and submit the Taxation returns and computations and shall prepare and submit all related documentation and correspondence.

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The Company and the Subsidiaries shall or procure that its or their agents shall:

7.2.1

submit the said returns, computations and other documentation to the Covenantor at least 21 days prior to the date upon which the said returns and computations or documentation are to be filed with or sent to the relevant Taxation Authority without incurring interest and penalties;

7.2.2	take account of all reasonable comments made by the Covenantor; and

7.2.3	take all reasonable steps to ensure that the said returns and computations are prepared and agreed with the relevant Taxation Authority without reasonable delay.

7.3

Notwithstanding any other provision of this clause 7 and save always as may be required by law, the Company and the Subsidiaries shall and shall procure that its or their agents shall not, without the prior written consent of the Covenantor (not to be unreasonably withheld or delayed), submit any correspondence or return or send any other document to a Taxation Authority or do any other thing where the submitting of such correspondence or return or sending such other document or doing such other thing will or is likely to give rise to, or increase, a claim under this Deed.

8.	Amount of a Liability to Taxation

The amount of a Liability to Taxation in respect of which the Covenantor becomes liable to pay an amount to the Nominated Adviser under clause 2 shall be as follows:

8.1	in the case of an A Liability, the amount of such payment; and

8.2	in the case of a B Liability, the amount of Taxation saved as a consequence of the application of the Relief.

9.	Due Date for payment

9.1

In the case of an A Liability, the Covenantor shall pay to the Company the amount claimed on or before the date which is the later of the date five Business Days after demand is made by the Company or the Nominated Adviser and the fifth Business Day prior to the date on which the Taxation in question is payable to the Taxation Authority.

9.2	In the case of a B Liability, the Covenantor shall pay to the Company the amount or amounts claimed on the date on which Taxation would have been payable but for the use or application of the Relief.

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9.3

Any sums not paid by the Covenantor on the date specified in clauses 9.1 and 9.2 for payment of the same where the corresponding liability has been met by the Group Company or the Nominated Adviser shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) from the due date for payment at the rate per annum of the base rate of National Westminster Bank Plc applicable from time to time (or in the absence of such rate at such similar rate as the Nominated Adviser shall select) plus 4% to and including the day of actual payment of such sums, such interest to be compounded quarterly. Such interest shall be paid on the demand of the Company.

10.	General

10.1

Any remedy or right conferred by this Deed on the Nominated Adviser or the Company for the breach of this Deed shall be in addition to and without prejudice to any other right or remedy available to it.

10.2

No failure or delay by the Nominated Adviser or the Company or time or indulgence given by one or both of them in or before exercising any remedy or right under or in relation to this Deed shall operate as a waiver of the same nor shall any single or partial exercise of any remedy or right preclude any further exercise of the same or the exercise of any other remedy or right.

10.3

No waiver by any party of any requirement of this Deed or of any remedy or right under this Deed shall have effect unless given by notice in writing signed by such party. No waiver of any particular breach of the provisions of this Deed shall operate as a waiver of any repetition of such breach.

10.4	This Deed may be executed in two or more counterparts and execution by each of the parties of any one of such counterparts will constitute due execution of this Deed.

10.5

The Covenantor shall, and shall procure that any necessary third party shall, do, execute and perform all such further deeds, documents, assurances, acts and things as may be necessary to give effect to this Deed.

11.	Notices AND SERVICE OF PROCEEDINGS

11.1	The clause in the Agreement headed "Notices and Service of Proceedings" shall apply for the purposes of this Deed as provided in that clause.

12.	Applicable law and jurisdiction

12.1	This Deed and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of England.

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12.2

The parties irrevocably submit to the non-exclusive jurisdiction of the courts of England and Wales in respect of any claim, dispute or difference arising out of or in connection with this Deed provided that nothing contained in this clause 12 shall be taken to have limited the right of the Nominated Adviser to proceed in the courts of any other competent jurisdiction.

13.	ASSIGNMENT

13.1

Subject to clause 13.2, no party shall be entitled to assign, transfer, or create any trust in respect of the benefit or burden of any provision of this Deed without the prior written consent of the other party.

13.2

All or any of the Nominated Adviser's rights under this Deed may be assigned or transferred by the Nominated Adviser to or in favour of any other company which is a member of the same group of companies as the Nominated Adviser for any taxation purpose (the "Nominated Adviser's Group") (or by any such member to or in favour of any other member of the Nominated Adviser's Group) provided that if such assignee company leaves the Nominated Adviser's Group such rights are assigned or transferred to, or made the subject of a trust in favour of, another member of the Nominated Adviser's Group.

AS WITNESS this Deed has been executed as a deed by or on behalf of the parties the day and year first before written.

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THE SCHEDULE

PART I

COVENANTOR

Name	Principal place of business
OPTIMAL GROUP INC	3500 De Mainsonneuve Blvd. West 2 Place Alexis Nihon Suite 1700, Montreal Quebec H3Z 3C1 Canada

PART II

THE COMPANY

Name	Registered Office
FireONE Group plc	2 Harbourmaster Place International Financial Services Centre Dublin 1 Republic of Ireland

PART III

NOMINATED ADVISER

Name	Registered Office
numis securities limited	5th Floor, Cheapside House, 138 Cheapside, London EC2V 6LH.

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PART IV

SUBSIDIARIES

Name	Registered Office
FPA PRocessing services inc	3 Brunswick House 44 Chipman Hill Suite 1000 Saint John New Brunswick E21 4SL Canada

Name	Registered Office
FIREPAY INC	Clarendon House 2 Churchill Hamilton HM11 Bermuda

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SIGNED as a DEED	)
by OPTIMAL GROUP INC	)
acting by:	)

(signed) Holden L. Ostrin

Signature of Director

PRESENT when the Common Seal of	)
FireOne Group plc was affixed hereto	)

(signed) Declan O’Neil

Director

(signed) David Schwartz

Director/Secretary

SIGNED as a DEED	)
by NUMIS SECURITIES LIMITED	)
acting by Director	)
and Director/Secretary	)

(signed) Andrew Burnett

Signature of Director

(signed) AmerKhan

Signature of Director/Secretary

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